SECURITIES  AND  EXCHANGE  COMMISSION
                         Washington,  D.C.  20549

                                 FORM  8-K

                              CURRENT  REPORT

                   Pursuant  to  Section  13  or  15(d)  of
                   the  Securities  Exchange  Act  of  1934


Date  of  Report  (Date  of  earliest  event  reported)    JUNE  24,  1999
                                                            ---------------

                       NORTHERN  STATES  POWER  COMPANY
                       --------------------------------
       (Exact  name  of  registrant  as  specified  in  its  charter)


                                  MINNESOTA
                                  ---------
          (State  or  other  jurisdiction  of  incorporation)


          1-3034                                     41-0448030
          ------                                     ----------
(Commission  File  Number)                (IRS Employer  Identification  No.)


      414  NICOLLET  MALL,  MPLS,  MN                         55401
      -------------------------------                         -----
(Address  of  principal  executive  offices)               (Zip  Code)

Registrant's  telephone  number,  including  area  code     612-330-5500
                                                            ------------


  (Former  name  or  former  address,  if  changed  since  last  report)


ITEM  5.          OTHER  EVENTS
--------          -------------

     On June 24, 1999, the Minnesota Public Utilities Commission (MPUC) voted to deny rate recovery of certain electric conservation program incentives, retroactive to January 1, 1998.

Background
----------

     In late 1998, the MPUC approved continued recovery of lost margins and load management discounts related to conservation programs for NSP and other Minnesota public utilities. However, the MPUC put Minnesota utilities on notice that there may be significant changes, including elimination of lost margin and load management discount recovery, pending the outcome of a 1999 study on the issue. In 1998, NSP recorded pretax income of approximately $33.8 million (representing 13 cents per share), primarily in electric revenue, from the conservation incentives under review by the MPUC, consistent with the recovery approved for such items since 1995. This accrued conservation recovery is being collected from customers in rates over the period July 1998 to June 1999.

     In April 1999, NSP filed a revised conservation incentive plan which, if approved, would result in recovery of approximately $27 million (representing 10 cents per share) for 1999. The April filing was in lieu of the previously planned work group study and report to the MPUC scheduled for May 1999. Through May 31, 1999, NSP has recorded conservation incentives at expected recovery levels, consistent with the filing.

June  1999  Action
------------------

     On June 24, 1999, the MPUC voted 3-2 to deny NSP's recovery of lost margins, load management discounts and incentives associated with 1998 state-mandated programs for electric energy conservation. NSP plans to request reconsideration of the MPUC decision, and if necessary seek court review. The MPUC's decision appears to contradict previous orders and reduce NSP's 1998 rates retroactively.

     The  MPUC  decision  did  not address 1999 conservation incentive recovery.

1999  Earnings  Impact
----------------------

     Although NSP intends to contest the MPUC decision, at this time the ultimate outcome and impact on NSP's financial results is not known. Should the MPUC decision stand, NSP would need to reverse the 1998 income recorded for conservation incentives and refund any amounts collected in rates for such incentives. In addition, NSP would need to consider whether conservation incentives recorded in 1999 should be adjusted as well.

     The need for accounting adjustments related to this matter for the quarter ended June 30, 1999 cannot be fully assessed until NSP has the opportunity to review the MPUC's order describing the basis for its decision. Such order is anticipated by mid-July 1999.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Northern  States  Power  Company
     (a  Minnesota  Corporation)



     By         /s/
         -------------------
     Edward    J.  McIntyre
     Vice  President  and  Chief
          Financial  Officer

Dated:  June  24,  1999
        ---------------